Exhibit 16.1
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                          (Sherb & Co., LLP Letterhead)
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December 18, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

         We have read the statements made by Natural Health Trends Corp. which was provided to us on December 17, 2003 (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated December 18, 2003. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



/s/ Sherb & Co., LLP
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Sherb & Co., LLP